                             CONTRIBUTION AGREEMENT

                  This CONTRIBUTION AGREEMENT is made this day of October, 1997, by and among, J.G. WENTWORTH & COMPANY, INC., a Delaware corporation (the "Company"), James D. Delaney ("Delaney"), Michael G. Goodman ("Goodman"), ING (U.S.) CAPITAL CORPORATION, a corporation ("ING"), Alpha Nickelberry ("Nickelberry"), Edward S. Stone ("Stone"), and Gary Veloric ("Veloric," and together with Delaney, Goodman, ING, Nickelberry and Stone, each a "Contributing Holder" and collectively the "Contributing Holders").

                               W I T N E S S E T H

                  WHEREAS, the Contributing Holders own in the aggregate all of the limited partnership interest in J.G. Wentworth S.S.C. Limited Partnership, a Delaware limited partnership ("SSC");

                  WHEREAS, Delaney and Veloric own in the aggregate all of the limited partnership interest in J.G. Wentworth MFC Associates, L.P., a Pennsylvania limited partnership ("MFC" and together with SSC, the "Partnerships");

                  WHEREAS, Delaney, Goodman and Veloric own all of the issued and outstanding capital stock of J.G. Wentworth Structured Settlement Funding Corporation, a Delaware corporation and the sole general partner of SSC ("SSC GP") and SSC Management Company, Inc., a Pennsylvania corporation ("SSC Management");

                  WHEREAS, Delaney and Veloric own all of the issued and outstanding capital stock of J.G. Wentworth Funding Corp., a Pennsylvania corporation and sole general partner of MFC ("MFC GP" and together with SSC GP, the "General Partners"), and J.G. Wentworth & Company, Inc., a Pennsylvania corporation ("JGW");

                  WHEREAS, each of the Contributing Holders wishes to contribute all of such Contributing Holder's interests in the Partnerships, the General Partners, SSC Management and JGW, as the case may be, to the Company and receive in exchange shares of Common Stock of the Company in a transaction qualifying as a tax-free contribution under Section 351 of the Internal Revenue Code of 1986, as amended (the "Code");

                  WHEREAS, in connection with the transactions contemplated in this Agreement, the Company proposes to file with the U.S. Securities and Exchange Commission (the "SEC") a Registration Statement on Form S-1 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), to register the sale of shares of its Common Stock, par value $.01 per share (the "Common Stock") in connection with an underwritten public offering of such shares of Common Stock (the "Offering");

                  NOW THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth below, the parties hereto, intending to be legally bound, hereby agree as follows:

                                    ARTICLE I

                           CONTRIBUTION OF SECURITIES

                  1.1. Contribution of Interests and Stock by Contributing Holders.

                           (a) Subject to the terms and conditions of this
Agreement, on the Closing Date (as defined below) each of the Contributing Holders shall contribute, assign, transfer and set over to the Company all of such Contributor's right, title and interest in and to such Contributor's limited partnership interests in SSC (the "SSC Interests"), free and clear of any and all liens and encumbrances;

                           (b) Subject to the terms and conditions of this
Agreement, on the Closing Date, each of Delaney and Veloric shall contribute, assign, transfer and set over to the Company all of such Contributor's right, title and interest to such Contributor's limited partnership interests in MFC (the "MFC Interests" and, together with the SSC Interests, the "Partnership Interests") free and clear of any and all liens and encumbrances;

                           (c) Subject to the terms and conditions of this
Agreement, on the Closing Date each of Delaney and Veloric shall contribute, assign, transfer and set over to the Company all of such Contributor's right, title and interest to the shares of capital stock of JGW, SSC Management MFC GP and SSC GP (the "Founders' Stock"), each free and clear of any and all liens and encumbrances.

                           (d) Subject to the terms and conditions of this
Agreement, on the Closing Date, Goodman shall contribute, assign, transfer and set over to the Company all of his right, title and interest to the shares of capital stock of SSC GP and SSC Management (the "Goodman Stock" and, together with the Founders' Stock, the "Corporation Stock"), free and clear of any and all liens and encumbrances.

                  1.2. Issuance of Common Stock

                           (a) In consideration of the transfer, assignment and
conveyance of the Partnership Interests and the Corporation Stock, the Company shall issue to each Contributing Holder the number of fully paid and non-assessable shares of Common Stock calculated as set forth on Schedule A attached hereto (the "Company Shares").

                           (b) The Company shall be responsible for any sales,
use, income or other taxes imposed by reason of the transfer of the Partnership Interests or the Corporation Stock and the shares of Common Stock provided herein and any deficiency asserted with respect thereto.

                                   ARTICLE II


                                     CLOSING

                  2.1 Closing. Subject to the conditions set forth in Section
2.2 of this Agreement, the closing and the delivery of Company Shares (the "Closing"), shall be held at 10:00 a.m. at the offices of Wolf, Block, Schorr and Solis-Cohen LLP, Twelfth Floor Packard Building 111 South 15th Street, Philadelphia, PA 19102-2678, on such date as shall be fixed by the Company (the "Closing Date"), but in no event prior to the effective date of the Registration Statement (the "Effective Date") no later than the closing date of the Offering.

                  2.2 Conditions to Closing.

                           (a) The Company's obligation to close hereunder shall
be subject to the satisfaction of the following conditions:

                                    (i) The representations and warranties made
by the Contributing Holders in this Agreement shall be true and correct, in all material respects, when made, and shall be true and correct, in all material respects, on the Closing Date with the same force and effect as if they had been made on and as of the Closing Date.

                                    (ii) The Contributing Holders shall have
performed, in all material respects, all covenants, obligations and conditions herein required to be performed or observed by them on or prior to the Closing Date.

                                    (iii) All material consents, approvals and
waivers from third parties, governmental entities and other parties necessary to permit the Contributing Holders to transfer, and the Company to acquire, the Partnership Interests and the Corporation Stock as contemplated by this Agreement shall have been obtained.

                                    (iv) No action by any governmental entity
shall have been instituted or threatened which questions the validity or legality of the transactions contemplated in this Agreement and which could reasonably be expected to have a material effect on the right or ability of the Company to own the Partnership Interests or the Corporation Stock after the Closing or materially to damage the Company, JGW, the Partnerships or the General Partners if the transactions contemplated under this Agreement are consummated.

                                    (v) Delivery by each of the Contributing
Holders of instruments of transfer in a form acceptable to counsel to the Company effecting the transfer of the Partnership Interests to the Company, free and clear of liens, charges and encumbrances.

                                    (vi) Delivery by Delaney, Goodman and
Veloric of certificates representing all of the issued and outstanding shares of Corporation Stock, duly endorsed for transfer or with stock powers attached duly executed in blank.

                           (b) The Contributing Holders' obligations to close
hereunder shall be subject to the satisfaction of the following conditions:

                                    (i) The representations and warranties made
by the Company in this Agreement shall be true and correct, in all material respects, when made, and shall be true and correct, in all material respects, on the Closing Date with the same force and effect as if they had been made on and as of the Closing Date.

                                    (ii) The Company shall have performed, in
all material respects, all covenants, obligations and conditions herein required to be performed or observed by it on or prior to the Closing Date.

                                    (iii) All material consents, approvals and
waivers from third parties, governmental entities and other parties necessary to permit the Contributing Holders to transfer, and the Company to acquire, the Partnership Interests and the Corporation Stock as contemplated by this Agreement shall have been obtained.

                                    (iv) No action by any governmental entity
shall have been instituted or threatened which questions the validity or legality of the transactions contemplated in this Agreement and which could reasonably be expected to have a material effect on the right or ability of the Company to own the Partnership Interests or the Corporation Stock after the Closing or materially to damage the Company, JGW, the Partnerships or the General Partners if the transactions contemplated under this Agreement are consummated.

                                    (v) Delivery by the Company of duly executed
stock certificates registered in the name of each Contributing Holder for the number of shares of Common Stock issuable to such Contributing Holder in accordance with Schedule A attached hereto.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                           OF THE CONTRIBUTING HOLDERS

                  Each Contributing Holder, solely with respect to such Contributing Holder and not with respect to any other Contributing Holder, hereby represents and warrants to the Company as follows:

                  3.1 Authorization. Each Contributing Holder has the legal right, power and authority to execute, deliver and perform his, her or its obligations under this Agreement and each other agreement, document or instrument contemplated hereby to which he, she or it is a party. This Agreement has been duly executed and delivered by each such Contributing Holder and is a legal, valid and binding obligation of each such Contributing Holder enforceable against each such Contributing Holder in accordance with its terms, except as limited by the effect of bankruptcy, insolvency, moratorium, fraudulent conveyance and similar laws relating to or affecting creditors' rights generally and court decisions with respect thereto.

                  3.2 Ownership of Corporation Stock and Partnership Interests.

All of the Corporation Stock and the Partnership Interests owned by each Contributing Holder are owned by such Contributing Holder free and clear of all encumbrances.

                  3.3 Organization and Subsidiaries. To the knowledge of the Contributing Holders, each of JGW, SSC Management, the Partnerships and the General Partners is duly organized, validly subsisting or existing in good standing under the laws of its state of incorporation or organization as a limited partnership, has full corporate or partnership power and authority to conduct its business as it is presently being conducted and to own, lease and operate its properties and assets. JGW is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the ownership of property or nature of its business requires such qualification. Each jurisdiction in which JGW is qualified to do business as a foreign corporation is listed on Schedule B to this Agreement. A true, complete and accurate list of all subsidiaries of each of JGW, the Partnerships and the General Partners is set forth on Schedule B to this Agreement.

                  3.4 No Conflict or Violation. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby by the Contributing Holders will result in (i) a violation or breach of, conflict with or default under any term or provision of any contract, agreement, indebtedness, lease, encumbrance, commitment, license, franchise, permit, authorization or concession to which any Contributing Holder or, to the knowledge of the Contributing Holder, any of JGW, SSC Management, the Partnerships or the General Partners is a party or by which any Contributing Holder or, to the knowledge of the Contributing Holders, any of JGW, SSC Management, the Partnerships or the General Partners is bound or affected or
(ii) a violation by any Contributing Holder or, to the knowledge of the Contributing Holders, any of JGW SSC Management, the Partnerships or the General Partners of any statute, rule, regulation, ordinance, code, action or award applicable to him, her or it.

                  3.5 Restrictive Documents. No Contributing Holder is subject to, or a party to, any mortgage, lien, lease, license, permit, agreement, contract or instrument, or to any law, rule, ordinance, regulation, action or any other restriction of any kind or character, which would have a material adverse effect on the execution, delivery and performance by such Contributing Holder of this Agreement and consummation by such Contributing Holder of the transactions contemplated hereby. To the knowledge of the Contributing Holders, neither JGW, SSC Management, the Partnerships nor the General Partners is subject to, or party to, any mortgage, lien, lease, license, permit, agreement, contract or instrument, or to any law, rule ordinance, regulation, action or any other restriction of any kind or character, which would have a material adverse affect on the performance of this Agreement by the Contributing Holders and the consummation by the Contributing Holders of the transactions contemplated hereby.

                  3.6 Consents and Approvals; Licenses. No consent, approval, authorization, license, order or permit of, or declaration, filing or registration with, any governmental entity, or any other person or entity, is required to be made or obtained by any Contributing Holder in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

                  3.8 Investment Representations. Each Contributing Holder is acquiring shares of Common Stock for such Contributing Holder's own account, for investment and not with a view to the sale or distribution thereof or with any present intention of selling or distributing any thereof, except in conformity with the Securities Act. Each Contributing Holder understands and acknowledges that, except for the Registered Shares (as defined below), the Company Shares are not registered under the Securities Act and will not be transferable except (i) pursuant to an effective registration statement under the Securities Act and the Company has no obligation to file a registration statement relating to such shares except as provided in Section 5.3 of this Agreement and that such Contributing Holder hereby waives any registration rights relating to the Company Shares it may have under any other agreement,
(ii) pursuant to Rule 144 or any successor rule under the Securities Act, (iii) pursuant to a no-action letter issued by the SEC to the effect that a proposed transfer of the Shares may be made without registration under the Securities Act or (iv) pursuant to an opinion of counsel for or reasonably acceptable to the Company to the effect that the proposed transfer is exempt from registration or qualification under the Securities Act and relevant state securities laws.

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  The Company hereby represents and warrants to the Contributing Holders as follows:

                  4.1 Organization of the Company. The Company is duly organized, validly existing and in good standing under the laws of the State of Delaware, has full corporate power and authority to conduct its business as it is presently being conducted and to own, lease and operate its properties and assets. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the ownership of property or nature of its business requires such qualification and where failure to be so qualified would have a material adverse effect on the Company. The Company was incorporated on October , 1997 and has done no business and incurred no obligations except with respect to the transactions contemplated hereby and by the Registration Statement.

                  4.2 Authorization. The Company has all necessary corporate power and authority and has taken all corporate action necessary to enter into this Agreement to consummate the transactions contemplated hereby and to perform its obligations hereunder. This Agreement has been duly executed and delivered by the Company and is a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as limited by the effect of bankruptcy, insolvency, moratorium, fraudulent conveyance and similar laws relating to or affecting creditors rights generally and court decisions with respect thereto.



                  4.3 No Conflict or Violation. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will result in (i) a violation of or a conflict with any provision of the certificate of incorporation or bylaws of the Company, (ii) a breach of, or a default under, any term or provision of any contract, agreement, indebtedness, lease, encumbrance, commitment, license, franchise, permit, authorization or concession to which the Company is a party or by which the Company is bound or affected which breach or default would have a material adverse effect on the business or financial condition of the Company or its ability to consummate the transactions contemplated hereby or (iii) a violation by the Company of any statute, rule, regulation, ordinance, code, order, judgment, writ, injunction, decree, action or award applicable to the Company, which violation would have a material adverse effect on the business or financial condition of the Company or its ability to consummate the transactions contemplated hereby.

                  4.4 Consents and Approvals. No consent, approval or authorization of, or declaration, filing or registration with, any governmental entity, or any other person or entity is required to be made or obtained by the Company in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

                  4.5 Issuance of Company Shares. The authorized capital stock of the Company consists of 30,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock, par value $.01 per share (the "Preferred Stock"). As of the date hereof, no shares of Common Stock or of Preferred Stock are outstanding. Upon the issuance of the Company Shares as provided herein, the Company Shares will be duly and validly issued, fully paid and non-assessable. Except as contemplated by the Underwriting Agreement by and among the Company and Prudential Securities Incorporated, Oppenheimer & Co., Inc. and Furman Selz, as representatives of the several Underwriters listed on Schedule [I] thereto, to be entered into on the Effective Date (the "Underwriting Agreement"), and the 1997 Stock Incentive Plan proposed to be adopted by the Company, there are no outstanding options, warrants, rights, calls, commitments, conversion rights, rights of exchange, plans or other agreements of any character providing for the purchase, issuance or sale of any shares of the capital stock of the Company.

                  4.6 Investment Representations. The Company is acquiring the Corporation Stock and the Partnership Interests for its own account for investment and not with a view to the sale or distribution thereof or with any present intention of selling or distributing any thereof. The Company understands and acknowledges that neither the Corporation Stock nor the Partnership Interests are registered under the Securities Act nor will they be transferable except (i) pursuant to an effective registration statement under the Securities Act, (ii) pursuant to Rule 144 or any successor rule under the Securities Act, (iii) pursuant to a no-action letter issued by the SEC to the effect that a proposed transfer of the Corporation Stock or the Partnership Interests, as the case may be, may be made without registration under the Securities Act or (iv) pursuant to an opinion of counsel for the Company to the effect that the proposed transfer is exempt from registration or qualification under the Securities Act and relevant state securities laws.

                                    ARTICLE V

                      COVENANTS OF THE CONTRIBUTING HOLDERS
                                 AND THE COMPANY

                  The Contributing Holders, on the one hand, and the Company, on the other hand, covenant with each other as follows:

                  5.1 Maintenance of Business Prior to Closing. During the period from the date hereof through the Closing Date, the Contributing Holders shall cause JGW, the Partnerships and the General Partners to continue to carry on their businesses in the ordinary course and in accordance with past practice and not to take any action inconsistent therewith or with the consummation of the Closing.

                  5.2 Consents and Best Efforts. As soon as practicable, the Contributing Holders will commence all reasonable action required hereunder to obtain all applicable licenses, consents, approvals and agreements of, and to give all notices and make all filings with, any third parties as may be necessary to authorize, approve or permit the full and complete transfer, conveyance, assignment and delivery of the Partnership Interests and the Corporation Stock by a date early enough to allow the transactions hereunder to be consummated by the Closing Date.

                  5.3 Registration of Certain Company Shares. The Company shall cause to be registered under the Securities Act the number of Company Shares set forth opposite the Contributing Holders' names on Schedule C to this Agreement (the "Registered Shares") by inclusion of such shares on the Registration Statement, and shall use its best efforts to cause the Registered Shares to be included for sale under the Underwriting Agreement and each Contributing Holder shall execute and deliver a power of attorney and custody agreement in customary form, reasonably agreed to by counsel to the Company.

                  5.4 Share Legend. All Company Shares to be issued to the Contributing Holders pursuant to this Agreement shall be subject to the provisions of this Agreement, and, except for the Registered Shares, the certificates representing such Company Shares shall bear the following legend:

                  "The shares of J.G. Wentworth & Company, Inc. (the "Corporation") represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), and may not be distributed or transferred except (A) pursuant to an effective registration statement under the Act,
                  (B) pursuant to an opinion of counsel for or reasonably acceptable to the Corporation to the effect that the proposed transfer is exempt from registration or qualification under the Act and relevant state securities laws or (C) pursuant to a no-action letter issued by the Securities and Exchange Commission to the effect that a proposed transfer hereof may be made without registration under the Act."

                                   ARTICLE VI

                                  MISCELLANEOUS

                  6.1 Indulgences, Etc. Neither the failure nor any delay on the part of either party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence.

                  6.2 Controlling Law. This Agreement and all questions relating to its validity, interpretation, performance and enforcement (including, without limitation, provisions concerning limitations of actions), shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, and without the aid of any canon, custom or rule of law requiring construction against the draftsman.

                  6.3 Notices. All notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given, made and received when personally delivered, when deposited with an overnight courier service such as Federal Express, for delivery to the intended addressee or when deposited in the United States mails, first class postage prepaid, addressed as set forth below:

                           (i) If to the Company:

                                   J.G. Wentworth & Company, Inc.
                                   The Graham Building, 10th Floor
                                   15th and Ranstead Streets
                                   Philadelphia, PA 19102
                                   Attention: General Counsel

                                   with a copy, given in the manner prescribed above, to:

                                   Robert C. Jacobs, Esq.
                                   Wolf, Block, Schorr and Solis-Cohen LLP
                                   Twelfth Floor Packard Building
                                   111 S. 15th Street
                                   Philadelphia, PA 19102-2678

                           (ii) If to any of the Contributing Holders, to
                                the most current residence address of such Contributing Holder in the books and records of the Company

                          In addition, notice by mail shall be by air mail if

posted outside of the continental United States.

                           Any party may alter the address to which
communications or copies are to be sent by giving notice of such change of address in conformity with the provisions of this paragraph for the giving of notice.

                  6.4 Exhibits. All Exhibits and schedules attached hereto are hereby incorporated by reference into, and made a part of, this Agreement.

                  6.5 Binding Nature of Agreement; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns. Notwithstanding the foregoing, no party may assign or transfer its right or obligations under this Agreement, except that the Company may assign all its rights and obligations under this Agreement to a subsidiary or subsidiaries of the Company or to a successor to the business of the Company; provided, however, that such assignment shall not release the Company with respect to any such obligations or liabilities.

                  6.6 Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

                  6.7 Provisions Separable. The provisions of this Agreement are independent of and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

                  6.8 Entire Agreement. This Agreement contains the entire understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written, except as herein contained. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. This Agreement may not be modified or amended other than by an agreement in writing.

                  6.9 Paragraph Headings. The paragraph headings in this Agreement are for convenience only; they form no part of this Agreement and shall not affect its interpretation.

                  6.10 Gender, Etc. Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context indicates is appropriate.

                  6.11 Number of Days. In computing the number of days for

purposes of this Agreement, all days shall be counted, including Saturdays, Sundays and holidays; provided, however, that if the final day of any time period falls on a Saturday, Sunday or holiday on which federal banks are or may elect to be closed, then the final day shall be deemed to be the next day which is not a Saturday, Sunday or such holiday.

                  6.12 Expenses of the Parties. Except as otherwise specified herein, each party hereto shall pay its own legal, accounting, out-of-pocket and other expenses incident to this Agreement and to any action taken by such party in preparation for carrying this Agreement into effect.

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date first above written.

The Company:                                J.G. WENTWORTH & COMPANY, INC.


                                                 By:
                                                    ----------------------------
                                                              Name:
                                                              Title

The Contributing Holders:


                                                 -------------------------------
                                                 James D. Delaney


                                                 -------------------------------
                                                 Michael B. Goodman

                                                 ING (U.S.) CAPITAL CORPORATION

                                                 By:
                                                    ----------------------------
                                                    Name:
                                                    Title:

                                                 -------------------------------
                                                 Alpha Nickelberry

                                                 -------------------------------
                                                 Edward S. Stone

                                                 -------------------------------
                                                 Gary Veloric

                                  SCHEDULE "A"

                  1. Based on their relative ownership interests in SSC and SSC GP, each Contributing Holder shall be entitled to the number of Company Shares ("Initial Shares") set forth beside such Contributing Holder's name below, subject to reallocation as set forth in Paragraph 2 below.

Name                                               # of Initial Shares
----                                               -------------------
James D. Delaney                                         2,583,370
Gary Veloric                                             2,583,370
Michael B. Goodman                                       2,583,370
Edward S. Stone                                          1,038,899
Alpha Nickelberry                                          501,000
ING                                                      3,116,667

                  2. Messrs. Delaney, Goodman and Veloric (the "Principals") shall be entitled to be reallocated from the other Contributing Holders (pro rata based upon the number of Initial Shares issuable to each Contributing Holder as a percentage of all Initial Shares issuable other than those issuable to the Principals) the aggregate number of Company Shares shall equal a fraction, the numerator of which will be $4 million and the denominator of which shall be the initial public offering price per share in the Offering (after deducting underwriters' discounts and commissions). If such total market capitalization of the Company after the Offering (calculated by multiplying "price to public" on the front cover of the final prospectus in the Offering by 16,466,667) (the "Total Market Capitalization") will not exceed $100 million, the numerator of such fraction shall be reduced from $4 million by $.04 for each dollar that the Total Market Capitalization is less than $100 million. Veloric and Delaney shall be entitled to be issued 36.25%, and Michael Goodman shall be entitled to 27.50% of the aggregate number of Initial Shares reallocated to all of the Principals in accordance with this paragraph.

                                  SCHEDULE "B"

         Subsidiaries of JGW, the Partnerships and the General Partners

                                  SCHEDULE "C"

Name                                             # of Registered Shares
----                                             ----------------------
James D. Delaney                                       311,165
Gary Veloric                                           311,165
Michael B. Goodman                                     286,075
Edward S. Stone                                         83,333
Alpha NickelBerry                                       45,000
ING                                                    250,000